SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 5, 2004

ACE CASH EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Texas	0-20774	75-2142963

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1231 Greenway Drive, Suite 600, Irving, Texas	75038

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 550-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.
Item 9 and 12. Regulation FD Disclosure and Disclosure of Results of Operations and Financial Condition.
SIGNATURES
Press Release

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibits are attached as part of this Report:

No.	Exhibit
99.1	Press Release dated April 5, 2004.

Item 9 and 12. Regulation FD Disclosure and Disclosure of Results of Operations and Financial Condition.

     The information in this Report, including the Exhibit 99.1 attached hereto, is furnished pursuant to Items 9 and 12 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

     On April 5, 2004, Ace Cash Express, Inc. announced that it has increased its earnings per share guidance for the quarter ended March 31, 2004 in a press release that is attached hereto as Exhibit 99.1.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Date: April 5, 2004	By:	/s/ William S. McCalmont
William S. McCalmont
Executive Vice President and Chief Financial Officer

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